Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

S.S.K. NANDURI, derivatively on behalf of	)
GOGO INC.,	)
Plaintiff,	)
v.	)
) No. 18 C 06524
MICHAEL J. SMALL, et al.,	)
) Judge Martha M. Pacold
Defendants,	) Magistrate Judge Sheila M. Finnegan
and	)
)
GOGO INC.,	)
Nominal Defendant.	)
)
MICHAEL HUTSENPILLER, derivatively on	)
behalf of GOGO INC.,	)
Plaintiff,	)
v.	) No. 18 C 06547
)
MICHAEL J. SMALL, et al.,	) (Consolidated with the above)
Defendants,	)
and	)
)
GOGO INC.,	)
Nominal Defendant.	)

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

AND OF SETTLEMENT HEARING

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF GOGO INC. (“GOGO” OR THE “COMPANY”) AS OF JANUARY 5, 2023.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION (THE “DERIVATIVE ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD GOGO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Northern District of Illinois (the “Court”), that a proposed Settlement has been reached among the parties to the above-captioned shareholder derivative action (the “Parties”) brought by plaintiffs S.S.K. Nanduri and Michael Hutsenpiller (the “Plaintiffs”) on behalf of Gogo (the “Derivative Action”), which would resolve the Derivative Action against defendants Oakleigh Thorne, Robert L. Crandall, Hugh Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert H. Mundheim, Christopher Payne, Charles C. Townsend, Harris N. Williams, Barry Rowan, Norman Smagley, Michael J. Small, and John Wade, and nominal defendant Gogo (collectively, the “Defendants”). The Settlement also resolves related claims arising from the same or similar facts but based on (i) a Delaware law inspection demand (the “Books and Records Demand”) by stockholder Sujit Bakre (“Bakre”), as well as (ii) a litigation demand (the “Litigation Demand”) sent to Gogo’s board of directors (the “Board”) by stockholder Thomas G. Conboy (“Conboy”). The “Litigation Demand,” the Books and Records Demand and the Derivative Action are collectively referred to as the “Derivative Matters.” The Plaintiffs, Bakre and Conboy are collectively referred to as the “Stockholders,” and, together with the Defendants, as the “Settling Parties.”

As explained below, on April 11, 2023, at 10:00 a.m. CT, the Court will hold a hearing (the “Settlement Hearing”) to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Derivative Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims (as defined in the Stipulation) against the Released Persons (as defined in the Stipulation); (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Stockholders’ Counsel and service awards to the four Stockholders; and (iv) such other actions as may be necessary or proper under the circumstances.

The terms of the Settlement are set forth in a Stipulation and Agreement of Settlement, dated January 5, 2023 (the “Stipulation” or “Settlement”).1 The Settlement provides for corporate governance reforms that are designed to strengthen Gogo’s internal controls and protect the Company in the future. If approved by the Court, the Settlement will fully resolve the Derivative Matters on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Action with prejudice. For a more detailed statement regarding the Derivative Matters, the Settlement, and the terms discussed in this notice, the Stipulation and the exhibits thereto may be inspected at the Clerk of Court’s office at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604. The Stipulation and the exhibits thereto, as well as this Notice, are also available for viewing on the Investors portion of Gogo’s website at https://ir.gogoair.com/.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Matters, but is merely to advise you of the pendency and Settlement of the Derivative Matters.

[1]	Capitalized terms not otherwise defined herein shall have the meanings given in the Stipulation.

There is No Claims Procedure. This case was brought to protect the interests of Gogo on behalf of its stockholders. The Settlement will result in changes to the Company’s corporate governance, not in payments to individuals, thus eliminating the need for a claims procedure.

I.	THE DERIVATIVE MATTERS

The Derivative Matters generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched by allegedly publishing misleading public statements concerning the Company’s 2Ku global satellite-based in-flight connectivity system. Claims have also been asserted in the Derivative Action for alleged violations of Section 14(a) of the Securities Exchange Act of 1934.

A.	The Derivative Action

On September 25, 2018, plaintiff Nanduri filed a Verified Shareholder Derivative Complaint on behalf of Gogo against the Individual Defendants in the Court, asserting claims for breaches of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Nanduri Action”).

On September 26, 2018, plaintiff Hutsenpiller filed a similar Verified Shareholder Derivative Complaint on behalf of Gogo against the Individual Defendants in the Court, asserting the same claims as in plaintiff Nanduri’s complaint (the “Hutsenpiller Action”).

On November 16, 2018, the Court consolidated the Nanduri Action and the Hutsenpiller Action as the Derivative Action.

On December 5, 2018, the Parties jointly moved to stay the proceedings in the Derivative Action until the sooner of: (i) the denial of any part of any forthcoming motion to dismiss in a related securities class action, captioned Pierrelouis v. Gogo Inc., et al., Case No. 1:18-cv-04473 (N.D. Ill.) (the “Securities Class Action”), which was also pending before the Court; or (ii) the dismissal of the Securities Class Action with prejudice. The joint motion to stay required the Defendants to produce to the Plaintiffs all documents and written discovery produced in the Securities Class Action, produced in any related derivative action, or produced to any stockholder who made a threatened derivative action. The Court granted the Parties’ joint motion on December 12, 2018.

Pursuant to the order that granted the stay motion, Defendants produced documents to the Plaintiffs on July 24, 2019 and on September 3, 2021.

On October 16, 2019, the Court in the Securities Class Action granted defendants’ motion to dismiss without prejudice. The Derivative Action remained stayed. The Securities Class Action plaintiffs filed a second amended complaint on December 20, 2019, and a third amended complaint on July 22, 2020. On April 26, 2021, the Court in the Securities Class Action denied the motion to dismiss the third amended complaint.

On July 15, 2021, the parties in the Derivative Action submitted a joint status report to the Court proposing to suspend all activity in the Derivative Action pending the outcome of a mediation of both the Derivative Matters and Securities Class Action. On July 22, 2021, the Court directed the parties in the Derivative Action to provide a joint status report on the status of the mediation by October 22, 2021.

On August 13, 2021, the Plaintiffs filed a motion to seal a Verified Shareholder Derivative Consolidated Complaint, which included, inter alia, allegations based on confidential documents produced by the Defendants. The Court granted the motion to seal on August 16, 2021.

B.	The Books and Records Demand

On January 11, 2019, Bakre made a demand on Gogo’s Board for inspection pursuant to 8 Del. C. § 220 of certain of Gogo’s internal books and records regarding the alleged wrongdoing. Bakre then agreed to a limited stay pending the outcome of the motions to dismiss the Securities

Class Action, which was lifted when the Court denied the motion to dismiss the Securities Class Action on April 26, 2021. On May 13, 2021, the Company produced books and records in response to the Books and Records Demand. On September 3, 2021, after further negotiations between counsel for Bakre and Gogo, the Company produced additional information and documents in response to the Books and Records Demand. Bakre also coordinated settlement-related efforts with the other Stockholders.

C.	The Litigation Demand

On June 21, 2021, Conboy made a litigation demand on Gogo’s Board, demanding that the Board remedy alleged breaches of fiduciary duties and violations of the law committed by certain Gogo officers for misrepresenting known issues with the 2Ku global satellite-based in-flight connectivity system, the Company’s flagship product. Shortly thereafter, Conboy entered into a confidentiality agreement in order to review certain non-public documents produced by the Company pursuant to the Books and Records Demand, which counsel for Conboy received and reviewed prior to the mediation. Conboy also coordinated settlement-related efforts with the other Stockholders.

D.	Settlement Negotiations

In the summer of 2021, the Settling Parties agreed to participate in a mediation regarding a potential resolution of the Derivative Matters before David M. Murphy, Esq., of Phillips ADR (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex shareholder actions.

In advance of the mediation, the Settling Parties submitted detailed mediation statements to the Mediator, and the Stockholders also presented a joint confidential, comprehensive settlement demand to the Defendants outlining, inter alia, detailed proposed corporate governance reforms.

On September 30, 2021, the Settling Parties attended a virtual full-day mediation before the Mediator. The plaintiffs in the parallel Securities Class Action separately participated in the mediation. The September 30, 2021 mediation session ended without a resolution of the Derivative Matters. With the continued involvement and oversight of the Mediator, however, the Settling Parties thereafter continued substantive settlement discussions and exchanged information and settlement proposals and counterproposals.

On May 31, 2022, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Derivative Matters, subject to Board review and approval.

Thereafter, the Settling Parties and the Defendants’ insurers, each represented by counsel, commenced negotiations regarding an appropriate award of attorneys’ fees and expenses to Stockholders’ Counsel. The fee negotiations were facilitated and supervised by the Mediator, and culminated in the Settling Parties’ acceptance of the Mediator’s double-blind recommendation of $875,000 as an agreed Fee and Expense Amount, subject to Court approval.

The Settling Parties then negotiated and finalized the formal operative terms of the Settlement, the terms of which are set forth in the Stipulation, which was signed by the Settling Parties on January 5, 2023.

II.	TERMS OF SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.

Pursuant to the Settlement, and in consideration for the Settlement and release of all the Released Claims, Gogo has agreed to implement certain corporate governance reforms detailed in

Exhibits A–D to the Stipulation (the “Reforms”). Gogo’s Board approved a resolution that: (i) will obligate Gogo to implement the Reforms within thirty (30) days of final settlement approval; (ii) requires the measures set forth in Exhibits A–D to the Stipulation to be maintained without material change for no less than five (5) years from the date of implementation; and (iii) provides appropriate funding for all such measures. Funding shall be overseen by the Office of the General Counsel, or its appropriate designee, who shall prepare quarterly reports for review by the Audit Committee to ensure the proper and effective use of funding for the Reforms. The Settling Parties acknowledge and agree that the Reforms confer material corporate benefits upon Gogo and its stockholders.

Furthermore, the members of Gogo’s Board, including its independent members, unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) the Stockholders’ litigation and settlement efforts in connection with the Derivative Matters are the cause of the Board’s decision to adopt, implement, and maintain the Reforms, and that the Reforms would not have been adopted, implemented, or maintained but for the Stockholders’ efforts; (b) the Reforms confer material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

For a complete description of all of the Reforms, please see the Stipulation and Exhibits A–D thereto.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: entry of an order by the Court approving the Settlement and dismissing the Derivative Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”).

Upon the Effective Date (as defined in the Stipulation), the Stockholders (for themselves and derivatively on behalf of Gogo), Current Gogo Stockholders, and all other Releasing Persons (as defined in the Stipulation) shall be deemed to have, and by operation of law and of the Final Order and Judgment shall have fully, finally, and forever compromised, settled, released, relinquished, extinguished, discharged and dismissed with prejudice, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims (including Unknown Claims2) against Gogo, the Individual Defendants, and

[2]

As defined in the Stipulation, “Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Persons released as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Settling Parties shall expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have expressly waived any and all provisions, rights, and benefits conferred by any United States federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Final Order and Judgment to have acknowledged that the foregoing waiver was separately bargained for and is a material element of the Settlement.

all other Released Persons (as defined in the Stipulation), and shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release.

Further, upon the Effective Date, Gogo, the Individual Defendants, and all other Released Persons shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Stockholders, Stockholders’ Counsel, Current Gogo Stockholders (derivatively on behalf of Gogo), and each of their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters and the Released Claims.

These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Final Order and Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Final Order and Judgment. In addition, nothing in the Stipulation is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

IV.	ATTORNEYS’ FEES AND EXPENSES

After the Settling Parties reached an agreement in principle regarding the substantive terms of the Settlement, including the Reforms, the Settling Parties commenced negotiations through the Mediator regarding the attorneys’ fees and expenses to be paid to the Stockholders’ Counsel. Thereafter, the Mediator issued and the Settling Parties accepted a double-blind mediator’s proposal that Gogo shall cause its insurer(s) to pay Stockholders’ Counsel $875,000 for their attorneys’ fees and expenses (the “Fee and Expense Amount”). The Court will consider the Fee and Expense Amount at the Settlement Hearing.

The four Stockholders may also request Court approval of service awards in the amount of up to $2,000 for each of the Stockholders (the “Service Awards”). The Service Awards, to the extent that they are approved by the Court in whole or in part, shall be funded solely from the Fee and Expense Amount paid by Gogo’s insurer(s) to Stockholders’ Counsel, and any application for the Service Awards shall not increase the amount of the Fee and Expense Amount.

To date, Stockholders’ Counsel have neither received any payment for their services in pursuing the Derivative Matters, nor have they been reimbursed for their out-of-pocket litigation expenses incurred.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Gogo.

A.	Why Did Stockholders Agree to Settle?

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigation supports the claims asserted, and their entry into the Stipulation and Settlement shall not be construed as an admission or concession regarding the merit of any of the Defendants’ defenses or the lack of merit of any of the Stockholders’ allegations. However, the Stockholders and Stockholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against the Individual Defendants through trials and possible appeals. The Stockholders and Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in light of the complexity of these matters, as well as the difficulties and delays likely to be encountered in pursuing them.

Based on Stockholders’ Counsel’s thorough review and analysis of the relevant facts and the circumstances, allegations, defenses, and controlling legal principles, Stockholders’ Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial corporate benefits to Gogo and its stockholders in the form of the Reforms. Based on their evaluation, the Stockholders and their counsel believe that the Settlement is in the best interests of Gogo and Current Gogo Stockholders and have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth in the Stipulation.

B.	Why Did the Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, each and every claim and contention made by the Stockholders in the Derivative Matters, which the Individual Defendants believe are entirely without merit. The Individual Defendants affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times. Further, the Individual Defendants have emphatically denied, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them or any of them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters. The Individual Defendants emphatically deny that they have ever committed or attempted to commit any violations of law or breached any fiduciary duty owed to Gogo or its stockholders, and that the Stockholders, the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the

Derivative Matters. Without admitting the validity of any of the claims that the Stockholders have asserted in the Derivative Matters, or any liability with respect thereto, the Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth in the Stipulation. The Defendants are entering into the Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation. The Defendants have, therefore, determined that it is in the best interests of Gogo for the Derivative Matters to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

VI. THE SETTLEMENT HEARING

On April 11, 2023, at 10:00 a.m. CT, the Court will hold the Settlement Hearing telephonically at the U.S. District Court for the Northern District of Chicago, Eastern Division, located at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604. To join the telephone hearing, dial the toll-free call-in number: (888) 684-8852; followed by the conference access code: 9482028#. Persons granted remote access to proceedings are reminded of the general prohibition against recording and rebroadcasting of Court proceedings. Violations of these prohibitions may result in sanctions deemed necessary by the Court.

At the Settlement Hearing, the Court will consider: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Derivative Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims against the Released Persons; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for the Stockholders’ Counsel and the Service Awards to the four Stockholders; and (iv) such other actions as may be necessary or proper under the circumstances.

VII. RIGHT TO ATTEND THE SETTLEMENT HEARING

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform before going to the Court, and you may consult the Court’s calendar for any change in date or time of, or platform used for the Settlement Hearing.

VIII.	RIGHT TO OBJECT TO THE PROPOSED SETTLEMENT AND PROCEDURE FOR DOING SO

Any Gogo stockholder as of January 5, 2023, and through the date of the Settlement Hearing may request to be heard and shall be entitled to contest the approval of the proposed Settlement, or, if approved, the Final Order and Judgment to be entered hereon. However, if you choose to object and request to be heard, you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objection must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Nanduri v. Small, et al., No. 18-cv-06524);

3. Proof of being a Gogo stockholder as of January 5, 2023, through the date of the objection;

4. The date(s) you acquired your Gogo shares;

5. A statement of each objection being made and the grounds for each such objection;

6. Notice of whether you intend to appear at the Settlement Hearing and the reasons you desire to appear and be heard, and whether you are represented by counsel and if so, contact information for your counsel. You are not required to appear; and

7. Copies of any documents or writings you intend to submit for the Court’s consideration, along with the identities of any witness(es) you intend to call to testify at the Settlement Hearing and a summary description of their expected testimony.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

U.S. District Court for the Northern District of Illinois

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

YOU ALSO MUST SERVE COPIES OF THE SAME MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR DEFENDANTS BY HAND DELIVERY, OVERNIGHT MAIL, OR THE COURT’S ELECTRONIC FILING AND SERVICE SYSTEM SO THEY ARE RECEIVED NO LATER THAN MARCH 28, 2023. Counsel’s addresses are:

Counsel for Plaintiffs

Timothy W. Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

Counsel for Defendants

Jerome S. Fortinsky

SHEARMAN & STERLING LLP

599 Lexington Avenue

New York, NY 10022

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and served on counsel for the Plaintiffs and counsel for the Defendant. Any Person who or entity that fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation.

There is additional information concerning the Settlement available in the Stipulation and exhibits thereto, which may be viewed on the Investors portion of the Company’s website at https://ir.gogoair.com/. You may also inspect the Stipulation and exhibits thereto during business hours, in person, at the office of the Clerk of the Court office at the Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, IL 60604. The Clerk’s office will not mail copies to you.

For more information concerning the Settlement, you may also call or write to: Timothy W. Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR DEFENDANTS.

Dated: February 10, 2023	BY ORDER OF THE COURT United States District Court Northern District of Illinois